UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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  Filed by the Registrant                              ◻  Filed by a Party other than the Registrant

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◻	Preliminary Proxy Statement

◻	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

◻	Definitive Proxy Statement

Definitive Additional Materials

◻	Soliciting Material Pursuant to §240.14a-12

UDR, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2020

UDR, Inc. (the “Company”) issued the following press release on April 27, 2020, which relates to the Company’s proxy statement, dated April 2, 2020 (the “Proxy Statement”), furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders to be held on Thursday, May 21, 2020 at 10:00 a.m. Mountain Time.

This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 27, 2020.

This supplement should be read in conjunction with the Proxy Statement.

UDR Announces Change to Virtual Format for 2020 Annual Meeting of Shareholders

DENVER, CO., April 27, 2020 – UDR, Inc. (the “Company”) (NYSE: UDR), announced today that it will host the Company’s 2020 Annual Meeting of Shareholders in a virtual only meeting format due to public health concerns related to the novel coronavirus (COVID-19) and in consideration of the health and well-being of shareholders and other meeting participants. As previously announced, the 2020 Annual Meeting will be held at 10:00 a.m. Mountain Time on May 21, 2020.  Shareholders will not be able to attend the 2020 Annual Meeting in person.

Shareholders at the close of business on March 23, 2020 who wish to participate in the 2020 Annual Meeting of Shareholders may attend by visiting the web portal located at www.virtualshareholdermeeting.com/UDR2020 and entering the control number found on the previously provided proxy card or voting instruction form.

Whether or not shareholders plan to attend the virtual annual meeting, the Company urges shareholders to select one of the methods described in the proxy materials to vote prior to the meeting.

Although the 2020 Annual Meeting of Shareholders will be held in a virtual meeting format, the Company remains dedicated to shareholder engagement and intends to return to an in-person meeting format for future meetings.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate communities in targeted U.S. markets. As of December 31, 2019, UDR owned or had an ownership position in 51,294 apartment homes including 878 homes under development. For over 47 years, UDR has delivered long-term value to shareholders, the best standard of service to Residents and the highest quality experience for Associates.

Contact: UDR, Inc.

Trent Trujillo

ttrujillo@udr.com

720-283-6135